EXHIBIT 25.1

CONFORMED COPY

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1
STATEMENT OF ELIGIBILITY UNDER THE TRUST
INDENTURE ACT OF 1939 OF A CORPORATION
DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)

HSBC Bank USA
(Exact name of trustee as specified in its charter)

New York	13-2774727
(Jurisdiction of incorporation	(I.R.S. Employer
or organization if not a U.S.	Identification No.)
national bank)

452 Fifth Avenue, New York, NY	10018-2706
(212) 525-5600	(Zip Code)
(Address of principal executive offices)

Warren L. Tischler, SVP
HSBC Bank USA
452 Fifth Avenue
New York, New York 10018-2706
Tel: (212) 525-1311
(Name, address and telephone number of agent for service)

LODGENET ENTERTAINMENT CORPORATION
(Exact name of obligor as specified in its charter)

Delaware	46-0371161
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

3900 West Innovation Street
Sioux Falls, South Dakota	57107
(605) 988-1000	(Zip Code)
(Address of principal executive offices)

Debt Securities
(Title of Indenture Securities)

General

Item 1. General Information.

Furnish the following information as to the trustee:

(a) Name and address of each examining or supervisory
authority to which it is subject.

State of New York Banking Department.

Federal Deposit Insurance Corporation, Washington, D.C.

Board of Governors of the Federal Reserve System,
Washington, D.C.

(b) Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2. Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe
each such affiliation.

None

Item 16. List of Exhibits

Exhibit
T1A(i)	(1)	Copy of the Organization Certificate of HSBC Bank USA.

T1A(ii)	(1)	Certificate of the State of New York Banking Department dated December 31, 1993 as to the authority of HSBC Bank USA to commence business as amended effective on March 29, 1999.

T1A(iii)		Not applicable.

T1A(iv)	(3)	Copy of the existing By-Laws of HSBC Bank USA as amended on April 11, 2002.

T1A(v)		Not applicable.

T1A(vi)	(2)	Consent of HSBC Bank USA required by Section 321(b) of the Trust Indenture Act of 1939.

T1A(vii)		Copy of the latest report of condition of the trustee (September 30, 2003), published pursuant to law or the requirement of its supervisory or examining authority.

T1A(viii)		Not applicable.

T1A(ix)		Not applicable.

(1)	Exhibits previously filed with the Securities and Exchange Commission with Registration No. 022-22429 and incorporated herein by reference thereto.

(2)	Exhibit previously filed with the Securities and Exchange Commission with Registration No. 33-53693 and incorporated herein by reference thereto.

(3)	Exhibit previously filed with the Securities and Exchange Commission with Registration No. 333-88532 and incorporated herein by reference thereto.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, HSBC Bank USA, a banking corporation and trust company organized under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the 30th day of March, 2004.

HSBC BANK USA
By:	/s/ Deirdra N. Ross
Deirdra N. Ross
Assistant Vice President

Exhibit T1A (vii)

	Board of Governors of the Federal Reserve System
	OMB Number: 7100-0036
	Federal Deposit Insurance Corporation
	OMB Number: 3064-0052
	Office of the Comptroller of the Currency
	OMB Number: 1557-0081
Federal Financial Institutions Examination Council	Expires April 30, 2006

	Please refer to page i,
	Table of Contents, for
	the required disclosure	1
	of estimated burden.

Consolidated Reports of Condition and Income for

A Bank With Domestic and Foreign Offices—FFIEC 031

Report at the close of business September 30, 2003	(19980930)

(RCRI 9999)

This report is required by law; 12 U.S.C. §324 (State	This report form is to be filed by banks with branches and
member banks); 12 U.S.C. § 1817 (State nonmember	consolidated subsidiaries in U.S. territories and
banks); and 12 U.S.C. §161 (National banks).	possessions, Edge or Agreement subsidiaries, foreign branches, consolidated foreign subsidiaries, or International Banking Facilities.

NOTE: The Reports of Condition and Income must be	The Reports of Condition and Income are to be
signed by an authorized officer and the Report of	prepared in accordance with Federal regulatory
Condition must be attested to by not less than two	authority instructions.
directors (trustees) for State nonmember banks and
three directors for State member and National Banks.	We, the undersigned directors (trustees), attest to the correctness of this Report of Condition (including the supporting schedules) and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the
I, Joseph R. Simpson, Controller	instructions issued by the appropriate Federal regulatory authority and is true and correct.

Name and Title of Officer Authorized to Sign Report

Of the named bank do hereby declare that these Reports
of Condition and Income (including the supporting
schedules) have been prepared in conformance with the
instructions issued by the appropriate Federal
regulatory authority and are true to the best of my
knowledge and believe.

/s/ Sal H. Alfieri Director (Trustee)
/s/ Joseph R. Simpson
Signature of Officer Authorized to Sign Report	/s/ Bernard J. Kennedy Director (Trustee)

11/12/03	/s/ Martin Glynn
Director (Trustee)
Date of Signature

Submission of Reports

Each Bank must prepare its Reports of Condition and Income either:	For electronic filing assistance, contact EDS Call report Services,
2150 N. Prospect Ave., Milwaukee, WI 53202, telephone (800) 255-1571.

(a) in electronic form and then file the computer data file
directly with the banking agencies’ collection agent, Electronic Data System Corporation (EDS), by modem or computer diskette; or	To fulfill the signature and attestation requirement for the Reports of Condition and Income for this report date, attach this signature page to the hard-copy of the completed report that the bank places in its files.

b) in hard-copy (paper) form and arrange for another party to convert the paper report to automated for. That party (if other than EDS) must transmit the bank’s computer data file to EDS.

FDIC Certificate Number	0	0	5	8	9

(RCRI 9030)

http://WWW.BANKING.US.HSBC.COM	HSBC Bank USA

Primary Internet Web Address of Bank (Home Page), if any (TEXT 4087) (Example: www.examplebank.com)	Legal Title of Bank (TEXT 9010)

Buffalo

City (TEXT 9130)

	N.Y.	14203

	State Abbrev. (TEXT 9200)	ZIP Code (TEXT 9220)

Board of Governors of the Federal Reserve System, Federal Deposit Insurance Corporation, Office of the Comptroller of the Currency

REPORT OF CONDITION

Consolidated domestic subsidiaries

HSBC Bank USA	of	Buffalo

Name of Bank		City

in the state of New York, at the close of business September 30, 2003

ASSETS		Thousands of dollars
Cash and balances due from depository institutions:
a. Non-interest-bearing balances currency and coin		$2,350,034
b. Interest-bearing balances		1,160,995
Held-to-maturity securities		4,213,089
Available-for-sale securities		14,211,802
Federal funds sold and securities purchased under agreements to resell:
a. Federal funds sold in domestic offices		633,000
b. Securities purchased under agreements to resell		3,994,723
Loans and lease financing receivables:
Loans and leases held for sale		$2,653,585
Loans and leases net of unearned income	$42,180,013
LESS: Allowance for loan and lease losses	434,830
Loans and lease, net of unearned income, allowance, and reserve		$41,745,183
Trading assets		11,522,909
Premises and fixed assets		673,337
Other real estate owned		11,310
Investments in unconsolidated subsidiaries		243,581
Customers’ liability to this bank on acceptances outstanding		80,310
Intangible assets: Goodwill		2,211,273
Intangible assets: Other intangible assets		503,927
Other assets		3,948,333
Total assets		90,157,211

LIABILITIES

Deposits:
In domestic offices		42,764,284
Non-interest-bearing	6,078,506
Interest-bearing	36,685,778
In foreign offices		20,037,930
Non-interest-bearing	417,850
Interest-bearing	19,620,080
Federal funds purchased and securities sold under agreements to repurchase:
a. Federal funds purchased in domestic offices		90,885
b. Securities sold under agreements to repurchase		390,103
Trading Liabilities		8,070,149
Other borrowed money		5,316,355
Bank’s liability on acceptances		80,130
Subordinated notes and debentures		1,549,223
Other liabilities		4,181,576
Total liabilities		82,480,605
Minority Interests in consolidated Subsidiaries		342

EQUITY CAPITAL

Perpetual preferred stock and related surplus		—
Common Stock		205,000
Surplus		6,420,202
Retained earnings		893,079
Accumulated other comprehensive income		157,983
Other equity capital components		—
Total equity capital		7,676,264
Total liabilities, minority interests and equity capital		90,157,211